Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form  S-3 of Clene, Inc. of our report dated March 26, 2021 relating to the financial statements, which appears in Clene Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
April 14, 2022